Exhibit (c)(3)

CONFIDENTIAL Project Obsidian Conflicts Committee Discussion Materials June 18, 2018

CONFIDENTIAL Disclaimer These discussion materials and any supplemental information (written or oral) or other documents provided in connection therewith (collectively the “materials”) are provided solely for the information of the Conflicts Committee of the Board of Directors (the “Committee”) of Obsidian by Tudor Pickering Holt & Co Advisors LP (“TPH”) in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the sale of the outstanding public units of Obsidian. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with TPH in connection therewith. The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose without TPH’s express prior written consent. The materials were prepared for specific persons familiar with the business and affairs of Obsidian for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Board of Directors of Obsidian (the “Board”) nor TPH takes any responsibility for the use of the materials by persons other than Obsidian. The materials are provided on a confidential basis solely for the information of Obsidian and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without TPH’s express prior written consent. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to TPH as of June 18, 2018 the date of the materials. Although subsequent developments may affect the contents of the materials, TPH has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of Obsidian or any other party to proceed with or effect the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to Obsidian, any security holder of Obsidian or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. TPH’s only opinion will be the opinion, if any, that is actually delivered to Obsidian in connection with the Transaction. The materials may not reflect information known to other professionals in other business areas of TPH and its affiliates. The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be purchased or sold. All budgets, projections, estimates, financial analyses, reports and other information with respect to operations reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. TPH has relied upon representations made by management that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and TPH expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with Obsidian (including, without limitation, regarding the methodologies to be utilized), and TPH does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. TPH has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of relevant parties that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security. The materials do not constitute a commitment by TPH or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, TPH and certain of its affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. TPH provides mergers and acquisitions, restructuring and other advisory services to clients. TPH’s personnel may make statements or provide advice that is contrary to information contained in the materials. TPH’s or its affiliates’ proprietary interests may conflict with Obsidian’s interests. TPH may have advised, may seek to advise and may in the future advise companies mentioned in the materials.

CONFIDENTIAL Agenda Situation Overview Financial Summary Obsidian Standalone Financial Analysis Supplemental Analysis Additional Analysis as Requested by Obsidian Conflicts Committee Note: Except otherwise noted, analysis has relied on cases provided by Management which reflects such Management’s best estimates 3 and judgment with respect to Obsidian and Onyx and is reasonable to evaluate Obsidian and Onyx’s contemplated transaction.

CONFIDENTIAL I. Situation Overview

CONFIDENTIAL Situation Overview Parent increased unit ownership from 79.88% to 88.25% at average price of $8.40 on December 26, 2017 Nassef Onsi Sawiris additionally owns 1.01% Per the Amended & Restated Partnership Agreement, if the Parent holds more than 90% of the total LP interests at any time, then parent has the right to purchase all, but not less than all, of the remaining LP interests Purchase price for remaining units shall equal the greater of: The average daily closing price of the units on the NYSE for the 20 consecutive trading days immediately preceding the date that is three business days prior to the date on which the notice of the exercise of the above mentioned right is given ($10.46 as of 6/14/2018) The highest price paid by the GP or any of its affiliates for an units purchased during the 90 days preceding the date on which such notice is given (GP has not purchased any units since 12/26/2017) Tender offer of $11.00 per common unit for all remaining common units announced on June 4, 2018 Onyx Management communicated intent to increase tender offer to $11.50 per common unit on June 17, 2018 Represents a 15.0% premium over Obsidian closing price on June 1, 2018, a 13.9% premium over 1-month VWAP and a 18.7% premium over 3-month VWAP Tender offer conditioned on 90% threshold Committee required to make recommendation or state that it is neutral or unable to take a position with respect to the offer within 10 business days, or by June 18, 2018 Tender offer expires on July 2, 2018 and may be extended at Parent’s discretion Effective in 2027, methanol no longer qualifies as MLP income and Obsidian will pay a higher tax rate

Historical Common Unit VWAP CONFIDENTIAL Twelve Months Prior to Onyx Tender Offer (6/1/2018) $11.75 40, 00 June 17 Offer—$11.50 $11.25 350, 00 Initial Offer—$11.00 Current—$10.98 $10.75 (1) Time Period Price Offer Premium Post Offer to Current Offer (6/17/2018) $11.50 — 30, 00 Performance—9.8% Current (6/14/2018) 10.98 4.8% $10.25 Unaffected (6/1/2018) 10.00 15.0% t) i 1-Month VWAP—$10.09 Un 1-Month VWAP 10.09 13.9% Unaffected—$10.00 2-Month VWAP 9.89 16.3% 250, 00 2-Month VWAP—$9.89 $9.75 3-Month VWAP 9.69 18.7% Common 6-Month VWAP 8.21 40.0% 3-Month VWAP—$9.69 / 12-Month VWAP 8.19 40.5% (USD $9.25 20, 00 AP VW $8.75 n Obsidia 150, 00 $8.25 6-Month VWAP—$8.21 12-Month VWAP—$8.19 10, 00 $7.75 lume Vo 50, 00 $7.25 Trading Daily $6.75 0 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Source: FactSet market data as of 6/14/2018. 6 (1) Offer premium based on price 6/1/2018 unaffected price.

CONFIDENTIAL

Obsidian Ownership and Trading Overview

(USD in millions, unless otherwise noted)

Ownership - Top Holders (as of 3/31/2018)

A	B	C	D	E
Investor Name	Holdings Style	Position ($MM)	Position (M shares)	% O/S
Onyx	Other Inst.	$843	76,774	88.249%
Morgan Stanley (Strategic Investments)	Other Inst.	61	5,572	6.405%
Nassef Sawiris	Other Inst.	10	879	1.011%
Cowen Investment Management LLC	Aggressive Growth	8	711	0.817%
UBS Securities LLC	Aggressive Growth	4	358	0.411%
PCJ Investment Counsel Ltd.	Value	2	150	0.172%
Bard Associates, Inc.	Aggressive Growth	2	150	0.172%
Credit Capital Investments LLC	Value	1	70	0.081%
Quinn Opportunity Partners LLC	Value	1	69	0.080%
Deutsche Asset Management Investment GmbH	Aggressive Growth	0	36	0.042%
Renaissance Technologies LLC	Aggressive Growth	0	33	0.038%
Iconiq Capital LLC	Aggressive Growth	0	18	0.021%
Michael Bennett	Other Inst.	0	15	0.017%
Goldman Sachs & Co. LLC (Private Banking)	Aggressive Growth	0	14	0.016%
Worth Venture Partners LLC	Growth	0	13	0.014%
Walleye Trading Advisors LLC	Aggressive Growth	0	12	0.014%
Deltec Asset Management LLC	Aggressive Growth	0	12	0.013%
Nathaniel Gregory	Other Inst.	0	10	0.011%
Wells Capital Management, Inc.	Aggressive Growth	0	3	0.003%
Manulife Asset Management Ltd.	Aggressive Growth	0	3	0.003%
Merrill Lynch, Pierce, Fenner & Smith, Inc. (Invt Mgmt)	Aggressive Growth	0	3	0.003%
Citigroup Global Markets, Inc. (Broker)	Aggressive Growth	0	2	0.002%
Dod Fraser	Other Inst.	0	1	0.001%
Ahmed El-Hoshy	Other Inst.	0	1	0.001%
Morgan Stanley Smith Barney LLC (Private Banking)	Aggressive Growth	0	0	0.000%
Total - Top-25 Holders		**$932**	**84,907**	**97.597%**
Total Owned by Onyx & Tenders		**$852**	**77,669**	**89.277%**

Disclosed Intent to Tender Units(2)

Daily Trading Volume as a % of Units O/S

Obsidian IPO (10/3/13) to Current


1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
Oct-13
Apr-14
Oct-14
Apr-15
Oct-15
Apr-16
Oct-16
Apr-17
Oct-17
Apr-18

	1 Month	3 Month	6 Month	1 Year	2 Year	3 Year	4 Year	Since IPO
ADTV (M Units)	24.4	16.6	56.9	32.7	29.6	38.8	40.3	71.4
Turnover - Units O/S(1)	0.0x	0.0x	0.1x	0.1x	0.2x	0.3x	0.5x	1.0x
Turnover - Public Float(1)	0.1x	0.1x	0.7x	0.8x	1.5x	3.0x	4.1x	8.6x

Source: Company filings and FactSet market data as of 6/14/2018.
Note: Ownership data sourced from quarterly filings, as of 3/31/2018.
(1) Turnover represents volume traded over current outstanding / public units.
(2) Michael Bennett and Ahmed El-Hoshy disclosed intent to tender in 6/4/2018 Schedule TO-T and Nassef Sawiris disclosed intent to tender in 6/8/2018 Schedule TO-T/A.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING
7

CONFIDENTIAL Illustrative Decision Tree Tenders receive $11.50/unit Non-Tenders receive 20-day average closing price/unit, plus any applicable dividend

CONFIDENTIAL II. Financial Summary

CONFIDENTIAL Summary of Model Scenarios Scenarios Shown Herein: Scenarios Provided by Onyx Management 1 Base Case Commodity Prices Reflects Management forecasts of methanol and ammonia base case pricing Consensus average commodity price forecast from 3 third-party consultants, including Argus, IHS Markit, and Methanol Market Services Asia (MMSA) Scenarios Not Provided by Onyx Management — Developed based on Discussions with Obsidian Conflicts Committee 2 Upside Commodity Prices Reflects Management’s base case methanol and ammonia price forecasts increased by 10% 3 Downside Commodity Prices Reflects Management’s base case methanol and ammonia price forecasts decreased by 10% 4 Low Utilization Reflects Management’s base case commodity price forecast and reflects a reduction in Obsidian’s methanol and ammonia capacity utilization rates via a decrease in Management’s forecasted commodity sales volumes by 10% 5 Methanol Debottlenecking Reflects Management’s base case commodity price and utilization forecasts in addition to a methanol debottlenecking project Assumes 10% increase in methanol capacity (91.25kt per year) realized in 2020E assuming same profit margin Assumes $45.6MM ($500/t) in capex funded with 5.50% debt incurred in 2019E (50% of estimated $1,000/t replacement cost) ï,§ Assumptions based on guidance from Obsidian Conflicts Committee 10 Sources: Obsidian filings, Onyx Management, investor presentations and Management model received 6/6/2018.

CONFIDENTIAL Historical and Projected Methanol Prices US Gulf Coast Spot Price Argus Methanol Contract Base Case Commodity Prices Upside Commodity Prices Downside Commodity Prices Obsidian Realized Methanol Argus Spot Argus Contract Index 5-Year 10-Year $700 Historical Historical Methanol: 2015A 2016A 2017A 2018E 2019E 2020E 2021E Average(1) Average(2) Obsidian Realized Prices(5) $325 $213 $325 $387 $352 $326 $338 $345 — Obsidian Discount to Argus Contract(5) 20% 22% 19% 18% 19% 20% 21% 16.8% — Base Case Commodity Prices — — — $473 $433 $409 $426 — — Upside Commodity Prices — — — 520 476 450 469 — — $600 Downside Commodity Prices — — — 426 390 368 383 — — Argus Spot Contract(3) $325 $224 $333 $379 $344 — — $355 $349 Argus Contract Index(4) 405 274 401 472 425 — — 429 428 $500 m t USD/ $400 $300 $200 $100 Jun-08 Jun-09 Jun-10 Jun-11 Jun-12 Jun-13 Jun-14 Jun-15 Jun-16 Jun-17 Jun-18 Jun-19 Jun-20 Jun-21 Jun-22 Jun-23 Source: Management model received 6/6/2018, Argus and Bloomberg as of 6/14/2018. (1) 5-Year Obsidian Realized Prices and Discount to Argus Contract reflects only pricing available since the 10/3/2013 Obsidian IPO. (2) Historical Argus Contract prices reflects only pricing available since 1/1/2010. (3) Historical methanol prices reflects US Gulf Coast spot price (POLIUSGC Index). 11 Historical methanol prices reflects Argus fob US contract prices. 5-year historical average from 5/24/2013 to 5/25/2018. Forecasts reflect Base Case Commodity Prices.

CONFIDENTIAL Historical and Projected Ammonia Prices Tampa Spot Price Argus Ammonia Contract Base Case Commodity Prices Upside Commodity Prices Downside Commodity Prices Obsidian Realized Ammonia J.P.Morgan BMO Capital Markets RBC Capital Markets $1,000 5-Year 10-Year Historical Historical Ammonia: 2015A 2016A 2017A 2018E 2019E 2020E 2021E Average(1) Average(2) Obsidian Realized Prices(4) $438 $258 $240 $262 $263 $293 $317 $370 — $900 Obsidian Discount to Argus Contract(4) 4% 7% 14% 8% 12% 10% 9% 6.0% — Argus cfr Tampa Contract $456 $278 $279 — — — — $479 $482 US Tampa Spot (GCFPAMTP Index)(3) 460 279 279 — — — — 396 446 Base Case Commodity Prices — — — $284 $297 $324 $350 — — $800 Upside Commodity Prices — — — 312 327 356 385 — — Downside Commodity Prices — — — 256 267 292 315 — — J.P.Morgan — — — $298 $330 $335 — — — BMO Capital Markets — — — 325 352 362 — — — RBC Capital Markets — — — 303 318 321 — — — $700 mt $600 U SD/ $500 $400 $300 $200 $100 Jun-08 Jun-09 Jun-10 Jun-11 Jun-12 Jun-13 Jun-14 Jun-15 Jun-16 Jun-17 Jun-18 Jun-19 Jun-20 Jun-21 Jun-22 Jun-23 Source: Management model received 6/6/2018, J.P.Morgan, BMO Capital Markets, RBC Capital Markets, Argus, Fertecon and Bloomberg as of 6/14/2018. (1) 5-Year Obsidian Realized Prices and Discount to Argus Contract reflects only pricing available since the 10/3/2013 Obsidian IPO. (2) Historical Argus Contract prices reflects only pricing available since 1/1/2010. 12 5-year historical average from 5/23/2013 to 5/24/2018. Forecasts reflect Base Case Commodity Prices.

Model Assumptions

Base Case Commodity Prices

CONFIDENTIAL

(USD in millions, unless otherwise noted)

	2015A	2016A	2017A	2018E	2019E	2020E	2021E	2022E	2023E	Normalized 2023E[1]
Revenue Assumptions										
Commodity Prices										
Ammonia Argus Contract - Tampa (USD/mt)	$455.6	$278.3	$280.0	$284.0	$297.0	$324.0	$350.0	$366.0	$379.0	$396.0
Premium / Discount (%)	(3.9%)	(7.5%)	(14.3%)	(7.8%)	(11.5%)	(9.6%)	(9.4%)	(8.7%)	(8.2%)	(8.2%)
Realized Price	**$438.0**	**$257.5**	**$240.0**	**$261.8**	**$262.9**	**$292.9**	**$317.2**	**$334.2**	**$347.9**	**$363.5**
Methanol Argus Contract - US Gulf (USD/mt)	$404.6	$273.7	$402.3	$473.0	$433.0	$409.0	$426.0	$444.0	$458.0	$429.0
Premium / Discount (%)	(19.7%)	(22.2%)	(19.2%)	(18.3%)	(18.8%)	(20.3%)	(20.6%)	(20.6%)	(20.4%)	(20.4%)
Realized Price	**$325.0**	**$213.0**	**$325.0**	**$386.6**	**$351.7**	**$326.2**	**$338.1**	**$352.6**	**$364.5**	**$341.4**
Capacity Utilization Rates										
Ammonia	70.8%	99.6%	94.0%	90.5%	87.7%	94.1%	94.1%	94.1%	87.7%	92.5%
Methanol	70.0%	88.2%	90.0%	94.1%	87.7%	94.1%	94.1%	94.1%	87.7%	92.5%
Cost Assumptions										
Input Prices										
Natural Gas (USD/MMBtu)[2]	$2.79	$2.56	$3.13	$3.14	$2.90	$2.72	$2.70	$2.73	$2.79	$3.00
Fixed & Other Expenses	$46.1	$38.6	$53.4	$47.5	$52.2	$49.8	$50.8	$51.3	$59.2	$59.2
SG&A	21.2	20.0	15.8	17.0	15.5	15.8	16.0	16.3	16.6	16.6
Capex Assumptions										
Maintenance & Expansion	$223.3	$7.5	$2.1	$7.7	$3.9	$4.4	$2.0	$3.2	$2.2	$8.0
Reserves for Turnarounds	6.0	6.0	6.0	6.0	6.0	6.0	6.0	6.0	6.0	7.0
CAFD Distributed (%)	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**

Sources: Obsidian filings, investor presentations, Argus and Management model received 6/6/2018.

(1) 2023E forecast normalized for turnarounds, historical 5-year average mid-cycle pricing, long-term capex and average volume as provided by Onyx Management. Assumes methanol $429/ton, ammonia $396/ton, natural gas $3.00/MMBtu, maintenance capex $8MM/year and turnaround reserve $7MM/year as provided by Onyx Management.

(2) No hedge related costs impacted the 2017A average realized natural gas price.

TUDOR PICKERING HOLT & CO — ENERGY INVESTMENT & MERCHANT BANKING

13

CONFIDENTIAL

Forecast Detail

Base Case Commodity Prices

(USD in millions, unless otherwise noted)

	2015A	2016A	2017A	2018E	2019E	2020E	2021E	2022E	2023E
Ammonia Revenue	$99	$84	$77	$81	$87	$98	$106	$111	$115
Methanol Revenue	210	174	267	335	284	280	290	303	294
Variable Costs	(120)	(179)	(145)	(154)	(140)	(138)	(137)	(139)	(135)
Fixed Costs	(46)	(20)	(53)	(47)	(52)	(50)	(51)	(51)	(59)
Total SG&A & Other Costs	(21)	(1)	(16)	(17)	(15)	(16)	(16)	(16)	(17)
EBITDA[(1)]	**$123**	**$59**	**$128**	**$197**	**$164**	**$174**	**$192**	**$208**	**$199**
Normalized - Turnarounds[(5)]				***192***	***172***	***170***	***187***	***203***	***207***
Normalized - Turnarounds, Pricing, Capex & Volume[(6)]									***184***
Interest Expense[(2)]	($20)	($47)	($43)	($43)	($35)	($35)	($35)	($34)	($34)
Cash Taxes Paid	(0)	(1)	(1)	(1)	(1)	(1)	(1)	(2)	(2)
Change in Net Working Capital[(2)]	(49)	8	(16)	(9)	(8)	(8)	(8)	(8)	(8)
Maintenance Capex[(3)]	(172)	(7)	(2)	(8)	(4)	(4)	(2)	(3)	(2)
Turnaround Reserve	(6)	(6)	(6)	(6)	(6)	(6)	(6)	(6)	(6)
Total Capex	**($178)**	**($13)**	**($8)**	**($14)**	**($10)**	**($10)**	**($8)**	**($9)**	**($8)**
Cash Available for Distribution[(4)]	**$64**	**$6**	**$61**	**$130**	**$110**	**$119**	**$140**	**$155**	**$146**
Normalized - Turnarounds[(5)]				***125***	***118***	***115***	***135***	***150***	***155***
Normalized - Turnarounds, Pricing, Capex & Volume[(6)]									***125***
Distributions									
Public Common Units	$13	$1	$12	$15	$13	$14	$16	$18	$17
Onyx Common Units	51	5	49	115	97	105	123	136	129
Total Distributions	**$64**	**$6**	**$61**	**$130**	**$110**	**$119**	**$140**	**$155**	**$146**
Common LP Units Outstanding	87.0	87.0	87.0	87.0	87.0	87.0	87.0	87.0	87.0
Cash Available for Distribution / Unit	$0.73	$0.07	$0.70	$1.49	$1.26	$1.37	$1.61	$1.78	$1.68
Distributions / Unit	0.73	0.07	0.70	1.49	1.26	1.37	1.61	1.78	1.68
Net Debt	$437	$457	$428	$399	$399	$399	$399	$399	$399
Net Debt / LTM EBITDA	3.6x	7.8x	3.3x	2.0x	2.4x	2.3x	2.1x	1.9x	2.0x

Sources: Obsidian filings, investor presentations and Management model received 6/6/2018.

(1) Adjusted to exclude the loss on disposition of fixed assets in Q4 2017.
(2) Interest expense and change in net working capital per 10-K filings.
(3) Reported maintenance capex assumed to include $6MM of turnaround reserve.
(4) Assumes cash available for distribution equal to distributed cash per 10-K filings.
(5) Forecasts normalized for turnarounds each year of projection period as provided by Onyx Management.
(6) 2023E forecast normalized for turnarounds, historical 5-year average mid-cycle pricing, long-term capex and average volume as provided by Onyx Management. Assumes methanol $429/ton, ammonia $396/ton, natural gas $3.00/MMBtu, maintenance capex $8MM/year and turnaround reserve $7MM/year as provided by Onyx Management.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

14

Sensitivity Analysis CONFIDENTIAL EBITDA (USD in millions) $250 $239 $240 $249 Upside $231 Commodity Prices $229 $230 $219 Methanol $212 $211 $208 Debottlenecking $210 $201 $197 $199 Base Case $192 $192 Commodity Prices $190 $180 $174 $171 $171 $166 Low Utilization $170 $164 $163 $150 $166 Downside Commodity Prices $150 $156 $158 $141 $152 $130 $128 $136 $123 Actual $127 $110 $90 $70 $59 $50 2014A 2015A 2016A 2017A 2018E 2019E 2020E 2021E 2022E 2023E 15 Sources: Obsidian filings, investor presentations and Management model received 6/6/2018.

Sensitivity Analysis CONFIDENTIAL Cash Available for Distribution / Common Unit(1) (USD per Unit) $2.50 $2.25 $2.25 $2.15 Upside $2.06 Commodity Prices $1.97 $1.99 $2.00 $1.89 Methanol $1.80 $1.80 Debottlenecking $1.78 $1.75 $1.69 $1.68 Base Case $1.61 $1.55 Commodity Prices $1.49 $1.46 $1.50 $1.45 $1.37 $1.37 $1.31 Low Utilization $1.26 $1.25 $1.19 $1.30 Downside $1.23 $1.09 Commodity Prices $1.21 $1.00 $1.15 $1.00 $1.02 $0.84 $0.94 $0.75 $0.73 Actual $0.70 $0.50 $0.25 $0.07 $0.00 2014A 2015A 2016A 2017A 2018E 2019E 2020E 2021E 2022E 2023E ___________________________________ 16 Sources: Obsidian filings, investor presentations and Management model received 6/6/2018. (1) 86,997,590 common units outstanding.

CONFIDENTIAL III. Obsidian Standalone Financial Analysis

CONFIDENTIAL

Illustrative Analysis at Various Unit Prices

(USD in millions, except per unit (share) data)

Obsidian Unit Price *Implied Premium / (Discount) to Unaffected*		Unaffected $10.00 *0.0%*	Current $10.98 *9.8%*	Offer $11.50 *15.0%*	Selected Obsidian Comparables Groups		
Publicly Held Units		10.2	10.2	10.2			
Publicly Held Equity Value		$102	$112	$118			
Total Units Outstanding		87.0	87.0	87.0			
Implied Total Equity Value		$870	$955	$1,000			
Net Debt		399	399	399			
Implied Enterprise Value		$1,269	$1,354	$1,399	Trading Median		
	Metric	Base Case Commodity Prices			Methanol / Nitrogen	Methanex	Transaction Median
EV / 2018E EBITDA	$197	6.4x	6.9x	7.1x	10.7x	7.1x	7.6x
EV / 2019E EBITDA	164	7.7x	8.3x	8.5x	7.7x	8.0x	--
Price / 2018E CAFD	$130	6.7x	7.4x	7.7x	6.9x	6.5x	--
Price / 2019E CAFD	110	7.9x	8.7x	9.1x	7.6x	7.1x	--
2018E Yield	$1.49	14.9%	13.6%	13.0%	2.7%	1.9%	--
2019E Yield	1.26	12.6%	11.5%	11.0%	2.7%	2.0%	--
		Upside Commodity Prices					
EV / 2018E EBITDA	$239	5.3x	5.7x	5.9x	--	--	7.6x
EV / 2019E EBITDA	201	6.3x	6.7x	7.0x	--	--	--
Price / 2018E CAFD	$171	5.1x	5.6x	5.8x	--	--	--
Price / 2019E CAFD	147	5.9x	6.5x	6.8x	--	--	--
2018E Yield	$1.97	19.7%	18.0%	17.1%	--	--	--
2019E Yield	1.69	16.9%	15.4%	14.7%	--	--	--
		Downside Commodity Prices					
EV / 2018E EBITDA	$156	8.1x	8.7x	9.0x	--	--	7.6x
EV / 2019E EBITDA	127	10.0x	10.7x	11.0x	--	--	--
Price / 2018E CAFD	$88	9.8x	10.8x	11.3x	--	--	--
Price / 2019E CAFD	73	12.0x	13.1x	13.7x	--	--	--
2018E Yield	$1.02	10.2%	9.2%	8.8%	--	--	--
2019E Yield	0.84	8.4%	7.6%	7.3%	--	--	--
		Low Utilization					
EV / 2018E EBITDA	$171	7.4x	7.9x	8.2x	10.7x	7.1x	7.6x
EV / 2019E EBITDA	141	9.0x	9.6x	9.9x	7.7x	8.0x	--
Price / 2018E CAFD	$104	8.4x	9.2x	9.6x	6.9x	6.5x	--
Price / 2019E CAFD	87	10.0x	11.0x	11.5x	7.6x	7.1x	--
2018E Yield	$1.19	11.9%	10.9%	10.4%	2.7%	1.9%	--
2019E Yield	1.00	10.0%	9.1%	8.7%	2.7%	2.0%	--

Sources: Management model received 6/6/2018, company filings, investor presentations, Wall Street equity research and median Wall Street consensus estimates as compiled by FactSet as of 6/14/2018.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

18

Selected Public Trading Comparables

Methanol and Nitrogen Peers | Forecasts Normalized for Turnarounds

CONFIDENTIAL

(USD in millions, except per unit (share) data)

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O
	Unit (Share)	Equity		Price /			Enterprise Value /						Net Debt /	EV /
	Price @	Market	Enterprise	CAFD (CF) / Unit (Share)			EBITDA			Distribution (Dividend) Yield			2018E	Capacity
Company	6/14/18	Value	Value	2017A	2018E	2019E	2017A	2018E	2019E	Current	2018E	2019E	EBITDA	($/mt/year)
CF Industries Holding, Inc.	$44.92	$10,535	$17,751	6.4x	8.7x	8.1x	15.0x	13.3x	10.9x	2.7%	2.7%	2.7%	3.1x	$890
LSB Industries, Inc.	5.15	158	736	61.7x	6.6x	1.8x	18.6x	11.5x	5.4x	0.0%	NA	NA	6.0x	521
Methanex Corporation	68.40	5,710	7,193	8.5x	6.5x	7.1x	10.1x	7.1x	8.0x	1.9%	1.9%	2.0%	1.1x	846
CVR Partners, LP	2.78	315	880	NM	7.1x	10.7x	13.4x	9.9x	7.3x	0.0%	5.8%	14.0%	6.4x	373
Median		$3,012	$4,037	8.5x	6.9x	7.6x	14.2x	10.7x	7.7x	1.0%	2.7%	2.7%	4.6x	$684
Mean		4,179	6,640	25.5x	7.2x	6.9x	14.3x	10.5x	7.9x	1.2%	3.5%	6.2%	4.2x	$657
Minimum		$158	$736	6.4x	6.5x	1.8x	10.1x	7.1x	5.4x	0.0%	1.9%	2.0%	1.1x	$373
Maximum		10,535	17,751	61.7x	8.7x	10.7x	18.6x	13.3x	10.9x	2.7%	5.8%	14.0%	6.4x	$890
Obsidian - Unaffected Price (6/1/18)	$10.00	$870	$1,269	14.3x			9.9x			15.2%				$1,020
Base Case Commodity Prices(1)					7.0x	7.4x		6.6x	7.4x		14.3%	13.6%	2.1x	
Low Utilization(1)					8.8x	9.3x		7.6x	8.6x		11.4%	10.8%	2.4x	
Obsidian - Current Price (6/14/18)	$10.98	$955	$1,354	15.7x			10.5x			13.8%				$1,089
Base Case Commodity Prices(1)					7.7x	8.1x		7.0x	7.9x		13.0%	12.4%	2.1x	
Low Utilization(1)					9.7x	10.2x		8.1x	9.1x		10.4%	9.8%	2.4x	

Sources: Management model received 6/6/2018, company filings, investor presentations, Wall Street equity research and median Wall Street consensus estimates as compiled by FactSet as of 6/14/2018.

(1) Forecasts normalized for turnarounds each year of projection period as provided by Onyx Management.

TUDOR PICKERING HOLT & CO — ENERGY INVESTMENT & MERCHANT BANKING

19

CONFIDENTIAL Selected Precedent Transactions Comparables (USD in millions, except per unit (share) data) A B C D E F G H I J K L M Ammonia Methanol Trans. Adj. Trans. EV / LTM EV / FY1 Adj. EV / Ann. Date Buyer Seller % Cash Price Price Value Value EBITDA EBITDA EV / Capacity Capacity Business Description Fertilizer, Methanol & Ammonia 2/7/18 Terra Nitrogen GP, Inc. Terra Nitrogen Co. LP (5) 100% $340 $420 $388 $1,475 7.7x 7.0x - $617 Manufactures and distributes nitrogen fertilizer products, Deerfield, Illinois 4/1/16 Consolidated Energy Limited OCI NV (2)(3) 0% 310 176 936 1,160 - - 1,069 1,326 50% interest in Natgasoline, Beaumont, TX 8/10/15 CVR Partners LP Rentech Nitrogen Partners LP 23% 460 310 861 861 8.6x 8.7x 662 - Nitrogen fertilizer business 8/6/15 CF Industries Holdings, Inc. OCI NV (Natgasoline) (2)(3) 100% 460 335 730 992 - - 927 1,260 45% interest in Natgasoline, Beaumont, TX with an option to purchase remainder (TERMINATED) 6/1/15 OCI NV BioMCN (1) 100% 450 373 17 17 - - 39 - Methanol producer, Netherlands 10/1/13 Arab Petroleum Investments Corporation Methanex (1) 100% 490 483 156 156 - - 1,200 - Methanol producer, Egypt 5/1/11 OCI NV; Janus Methanol AG JV Eastman 100% 555 349 65 65 - - 173 - Methanol production facility, Beaumont, TX 12/7/10 ICL-Israel Chemicals Ltd. Scotts Miracle-Gro Co. 100% 460 389 270 270 8.6x - - - Specialty fertilizer distributor based in the United States Produces and markets nitrogen and methanol products for agricultural and industrial markets in the 3/2/10 CF Industries Holdings, Inc. Terra Industries, Inc. (4) 78% 450 314 4,940 4,940 12.3x 7.6x 490 - United States, Canada, the United Kingdom, and the Republic of Trinidad and Tobago Average—Fertilizer, Methanol & Ammonia 78% $929 $1,104 9.3x 7.8x $ 651 $1,068 Median—Fertilizer, Methanol & Ammonia 100% $388 $861 8.6x 7.6x $ 662 $1,260 Industrial Organic Chemical & Other Basic Chemical Manufacturing 11/7/17 Itafos Agrium, Inc. 100% N/A N/A $100 $100 - - - - Conda phosphate operations, producer of phosphate fertilizers and specialty products 9/20/17 H.I.G. Capital LLC Vantage Specialty Chemicals, Inc. 100% N/A N/A 1,000 1,000 - - - - Specialty chemicals manufacturer and distributor focused on naturally-based ingredients 6/12/16 Green Plains, Inc. Abengoa Bioenergy Corp 100% N/A N/A 200 200 - - - - Ethanol plants in Northern and Northeastern US 4/25/16 LANXESS Corp. Chemours Co. /Clean & Disinfect Bus/ 100% N/A N/A 236 236 10.5x - - - Business is based in United States and manufactures chemical solutions 2/1/16 Balchem Corp. Albion International, Inc. 100% N/A N/A 112 112 10.7x - - - Manufactures of mineral amino acid chelates 11/19/15 The Dow Chemical Co. The Chemours Co. /Beaumont Aniline Facility 100% N/A N/A 140 140 - - - - Titanium technologies, fluoroproducts and chemical solutions 5/18/15 The Andersons, Inc. Kay Flo Industries, Inc. — N/A N/A 126 126 - 9.0x - - Manufactures crop and animal nutrients products 4/2/15 The Hawthorne Gardening Co. General Hydroponics, Inc. — N/A N/A 130 130 - - - - Liquid nutrients and growing media products 12/31/14 Pacific Ethanol, Inc. Aventine Renewable Energy 0% N/A N/A 380 380 - 6.8x - - Bioethanol and biodiesel company 9/11/14 Eastman Chemical Co. Taminco Corp. 100% N/A N/A 2,708 2,708 10.0x 9.3x - - Global leader in the niche alkylamines industry 2/13/14 Matheson Tri-Gas, Inc. Continental Carbonic Products, Inc. 100% N/A N/A 234 234 - - - - Manufactures and distributes dry ice (solid carbon dioxide) and liquid carbon dioxide 12/19/13 Guardian Hankinson LLC Hankinson Renewable Energy 100% N/A N/A 170 170 - - - - Owns and operates an ethanol plant 10/28/13 The Mosaic Co. CF Industries, Inc. 100% N/A N/A 1,400 1,400 15.7x 11.5x - - Phosphate mining and manufacturing operations 10/10/13 Platform Acquisition Holdings MacDermid, Inc. 100% N/A N/A 1,900 1,900 10.6x - - - Global provider of high value-added specialty chemicals 10/7/13 Solvay SA Chemlogics Group LLC 100% N/A N/A 1,345 1,345 10.8x - - - Manufactures specialty chemicals and polymers 7/28/13 ALTANA AG Rockwood Holdings, Inc. 100% N/A N/A 635 635 - - - - Additives business manufactures rheology modifiers and other clay-based products First Reserve; SK Capital; The Valence 8/27/12 TPC Group, Inc. 100% N/A N/A 918 918 9.9x 10.0x - - Largest producer of finished butadiene and the largest producer of butene-1 Group 5/31/11 Ashland, Inc. International Specialty Products, Inc. 100% N/A N/A 3,200 3,200 8.9x - - - Manufactures and supplies performance-enhancing chemicals 3/30/11 New Mountain Capital LLC NuSil Technology LLC — N/A N/A 735 735 - - - - Manufactures silicone compounds for aerospace, healthcare, electronics, other applications 2/17/11 Green Plains Renewable Energy, Inc. Otter Tail Ag Enterprises LLC 100% N/A N/A 139 139 34.1x 34.1x - - Owns and operates an ethanol mill 9/28/10 Green Plains Renewable Energy, Inc. Global Ethanol LLC 27% N/A N/A 166 166 - - - - Two ethanol plants of Global Ethanol LLC in Lakota, Iowa, and Riga, Michigan 3/17/10 Eastman Chemical Co. Genovique Specialties Corp. 100% N/A N/A 160 160 - - - - Specialty non-phthalate plasticizers manufacturer 2/3/10 All Fuels-Jefferson LLC Renew Energy LLC 100% N/A N/A 100 100 - - - - Manufactures ethanol Average—Industrial Organic Chemical & Other Basic Chemical Manufacturing 91% $706 $706 13.5x 13.4x Median—Industrial Organic Chemical & Other Basic Chemical Manufacturing 100% $234 $234 10.6x 9.6x Average—Total 87% $769 $818 12.2x 11.5x Median—Total 100% $253 $253 10.5x 9.0x Source: FactSet M&A Screen, company filings and Wall Street equity research. Note: Transactions included are $100MM+, U.S. located targets and industries that include fertilizer manufacturing, industrial organic chemical and other basic chemical manufacturing. (1) International deal using the above criteria. (2) Adj. transaction value includes pro rata share of project debt assumed to be $510MM. (3) Adj. transaction value grossed up assuming parties anticipated a lag time between investment and full operations (10/15/2017) using a 15.0% discount rate. (4) EV / FY1 EBITDA multiple reflects 2010E EBITDA for Terra before synergies per 3/2/2010 CF Industries IR presentation. Presentation also discloses 6.3x 2010E EBITDA including 20 synergies, 8.0x trailing 3-year average EBITDA before synergies and 6.5x trailing 3-year average EBITDA including synergies. (5) Adj. transaction value reflects enterprise value.

CONFIDENTIAL

Selected Trading and Transaction Implied Valuation

Forecasts Normalized for Turnarounds

(USD in millions, except per unit (share) data)

Common unit price as of 6/14/2018: $10.98

Trading Comparables

		Multiple Range			Implied Value Range					Unit Price Range		
	Metric	Low	Median	High	Low	Median	High	Net Debt	Units Out.	Low	Median	High
Base Case Commodity Prices												
2018E CAFD	$125	6.5x	6.9x	8.7x	$809	$857	$1,079	--	87.0	$9.30	$9.85	$12.40
2019E CAFD	118	1.8x	7.6x	10.7x	213	897	1,261	--	87.0	2.45	10.31	14.50
2018E EBITDA	192	7.1x	10.7x	13.3x	1,362	2,063	2,555	$399	87.0	11.07	19.12	24.79
2019E EBITDA	172	5.4x	7.7x	10.9x	931	1,315	1,871	399	87.0	6.11	10.53	16.92
Low Utilization												
2018E CAFD	$99	6.5x	6.9x	8.7x	$643	$680	$857	--	87.0	$7.39	$7.82	$9.85
2019E CAFD	94	1.8x	7.6x	10.7x	170	714	1,005	--	87.0	1.95	8.21	11.55
2018E EBITDA	166	7.1x	10.7x	13.3x	1,180	1,787	2,214	$399	87.0	8.98	15.96	20.86
2019E EBITDA	148	5.4x	7.7x	10.9x	801	1,132	1,610	399	87.0	4.62	8.43	13.93

Transaction Comparables[1]

		Multiple Range			Enterprise Value Range					Unit Price Range		
	Metric	Low	Median	High	Low	Median	High	Net Debt	Units Out.	Low	Median	High
Base Case Commodity Prices												
LTM EBITDA	$146	7.7x	8.6x	12.3x	$1,121	$1,251	$1,790	$399	87.0	$8.30	$9.80	$15.99
NTM EBITDA	187	7.0x	7.6x	8.7x	1,309	1,421	1,626	399	87.0	10.46	11.75	14.11
Upside Commodity Prices												
NTM EBITDA	$227	7.0x	7.6x	8.7x	$1,591	$1,727	$1,976	$399	87.0	$13.70	$15.27	$18.13
Downside Commodity Prices												
NTM EBITDA	$147	7.0x	7.6x	8.7x	$1,027	$1,115	$1,276	$399	87.0	$7.22	$8.24	$10.09
Low Utilization												
NTM EBITDA	$162	7.0x	7.6x	8.7x	$1,132	$1,229	$1,407	$399	87.0	$8.43	$9.55	$11.59

Sources: Management model received 6/6/2018, company filings and investor presentations.
Note: Forecasts normalized for turnarounds each year of projection period as provided by Onyx Management. Assumes 3/31/2018 valuation date.
(1) Multiple range only includes fertilizer, methanol and ammonia transactions.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING
21

CONFIDENTIAL

Unlevered Discounted Cash Flow Analysis

2023E Forecast Normalized for Turnarounds, Pricing, Capex and Volume

Standalone Obsidian Valuation

Per Obsidian Common Unit

Common unit price as of 6/14/2018: $10.98

- Assumes 1/1/2018 valuation date
- Unlevered free cash flow through 2022E (total of 5 years)
  - Terminal unit value based on a multiple of 2023E EBITDA[1]
- Mid-year convention for discounting
- Value reduced by PV of methanol tax change effective 2027+[2]

Scenario	WACC	Forward EBITDA Terminal Multiple 6.5x	7.5x	8.5x
Base Case Commodity Prices	8.0%	$12.15	$13.51	$14.88
	9.5%	11.33	12.61	13.89
	11.0%	10.58	11.77	12.97
Upside Commodity Prices	8.0%	$15.85	$17.50	$19.15
	9.5%	14.87	16.42	17.97
	11.0%	13.96	15.41	16.86
Downside Commodity Prices	8.0%	$8.44	$9.52	$10.60
	9.5%	7.80	8.81	9.82
	11.0%	7.19	8.14	9.09
Low Utilization	8.0%	$9.78	$10.96	$12.15
	9.5%	9.07	10.18	11.29
	11.0%	8.42	9.45	10.49
Methanol Debottlenecking	8.0%	$12.98	$14.48	$15.98
	9.5%	12.10	13.50	14.90
	11.0%	11.27	12.58	13.90

Implied Long-Term Perpetual Growth Rate (2023E+)

- Assumes perpetuity growth rate = WACC - (2023E UFCF / terminal value)
- Assumes 2023E UFCF forecast normalized for turnarounds, historical 5-year average mid-cycle pricing, long-term capex and average volume as provided by Onyx Management[1]

Scenario	WACC	Forward EBITDA Terminal Multiple 6.5x	7.5x	8.5x
Base Case Commodity Prices	8.0%	(5.3%)	(3.6%)	(2.2%)
	9.5%	(3.8%)	(2.1%)	(0.7%)
	11.0%	(2.3%)	(0.6%)	0.8%
Upside Commodity Prices	8.0%	(5.7%)	(3.9%)	(2.5%)
	9.5%	(4.2%)	(2.4%)	(1.0%)
	11.0%	(2.7%)	(0.9%)	0.5%
Downside Commodity Prices	8.0%	(4.7%)	(3.0%)	(1.7%)
	9.5%	(3.2%)	(1.5%)	(0.2%)
	11.0%	(1.7%)	(0.0%)	1.3%
Low Utilization	8.0%	(5.0%)	(3.3%)	(1.9%)
	9.5%	(3.5%)	(1.8%)	(0.4%)
	11.0%	(2.0%)	(0.3%)	1.1%
Methanol Debottlenecking	8.0%	(5.5%)	(3.7%)	(2.3%)
	9.5%	(4.0%)	(2.2%)	(0.8%)
	11.0%	(2.5%)	(0.7%)	0.7%

Sources: Obsidian filings, investor presentations and Management model received 6/6/2018.

Note: Analysis assumes Obsidian balance sheet data as of 3/31/2018 per Q1 2018 10-Q.

(1) Normalized 2023E forecast assuming methanol $429/ton, ammonia $396/ton, natural gas $3.00/MMBtu, maintenance capex $8MM/year and turnaround reserve $7MM/year as provided by Onyx Management.

(2) Assumes 21% tax rate from 2027 given methanol no longer qualifying as MLP income. Assumes a 11.0-14.0% equity cost of capital discount rate and 6.5-8.5x exit multiple.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

22

Distribution Discount Model Analysis

CONFIDENTIAL

2023E Forecast Normalized for Turnarounds, Pricing, Capex and Volume

Standalone Obsidian Valuation

Per Obsidian Common Unit

Common unit price as of 6/14/2018: $10.98

- Assumes 1/1/2018 valuation date
- Distributions through 2022E (total of 5 years)
  - Terminal unit value based on a yield of 2023E distribution[(1)]
  - Assumes 2023E distribution forecast normalized for turnarounds, historical 5-year average mid-cycle pricing, long-term capex and average volume as provided by Onyx Management[(1)]
- Mid-year convention for discounting
- Value reduced by PV of methanol tax change effective 2027+[(2)]

Base Case Commodity Prices

Discount Rate	Forward Terminal Yield 11.0%	12.5%	14.0%
11.0%	$12.83	$11.98	$11.32
12.5%	12.24	11.43	10.81
14.0%	11.67	10.92	10.33

Low Utilization

Discount Rate	Forward Terminal Yield 11.0%	12.5%	14.0%
11.0%	$10.30	$9.61	$9.08
12.5%	9.81	9.17	8.67
14.0%	9.36	8.75	8.28

Upside Commodity Prices

Discount Rate	Forward Terminal Yield 11.0%	12.5%	14.0%
11.0%	$16.81	$15.68	$14.82
12.5%	16.03	14.97	14.16
14.0%	15.30	14.31	13.54

Methanol Debottlenecking

Discount Rate	Forward Terminal Yield 11.0%	12.5%	14.0%
11.0%	$14.09	$13.13	$12.39
12.5%	13.42	12.52	11.82
14.0%	12.80	11.95	11.29

Downside Commodity Prices

Discount Rate	Forward Terminal Yield 11.0%	12.5%	14.0%
11.0%	$8.86	$8.27	$7.82
12.5%	8.44	7.89	7.46
14.0%	8.04	7.52	7.12

Sources: Obsidian filings, investor presentations and Management model received 6/6/2018.

(1) Normalized 2023E forecast assuming methanol $429/ton, ammonia $396/ton, natural gas $3.00/MMBtu, maintenance capex $8MM/year and turnaround reserve $7MM/year as provided by Onyx Management.

(2) Assumes 21% tax rate from 2027 given methanol no longer qualifying as MLP income. Assumes a 11.0-14.0% equity cost of capital discount rate and 6.5-8.5x exit multiple.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

23

Financial Analysis Summary

USD / Common Unit | Forecasts Normalized

CONFIDENTIAL



Unaffected: $10.00
Offer: $11.50
Base Case Commodity Prices
Trading Comparables (2018E CAFD) $9.30 $12.40
Trading Comparables (2019E CAFD) $2.45 $14.50
Trading Comparables (2018E EBITDA) $11.07 $24.79
Trading Comparables (2019E EBITDA) $6.11 $16.92
Transaction Comparables (LTM EBITDA) $8.30 $15.99
Transaction Comparables (NTM EBITDA) $10.46 $14.11
Discounted Cash Flow $10.58 $14.88
Distribution Discount Model $10.33 $12.83
Upside Commodity Prices
Transaction Comparables (NTM EBITDA) $13.70 $18.13
Discounted Cash Flow $13.96 $19.15
Distribution Discount Model $13.54 $16.81
Downside Commodity Prices
Transaction Comparables (NTM EBITDA) $7.22 $10.09
Discounted Cash Flow $7.19 $10.60
Distribution Discount Model $7.12 $8.86
Low Utilization
Trading Comparables (2018E CAFD) $7.39 $9.85
Trading Comparables (2019E CAFD) $1.95 $11.55
Trading Comparables (2018E EBITDA) $8.98 $20.86
Trading Comparables (2019E EBITDA) $4.62 $13.93
Transaction Comparables (NTM EBITDA) $8.43 $11.59
Discounted Cash Flow $8.42 $12.15
Distribution Discount Model $8.28 $10.30
Methanol Debottlenecking
Discounted Cash Flow $11.27 $15.98
Distribution Discount Model $11.29 $14.09
Pg. 21: Reference for trading and transaction comparables calculation detail
Pg. 22: Discounted cash flow detail
Pg. 23: Distribution discount model detail
Pg. 21: Transaction comparables detail
Pg. 22: Discounted cash flow detail
Pg. 23: Distribution discount model detail
Pg. 21: Transaction comparables detail
Pg. 22: Discounted cash flow detail
Pg. 23: Distribution discount model detail
Pg. 21: Reference for trading and transaction comparables calculation detail
Pg. 22: Discounted cash flow detail
Pg. 23: Distribution discount model detail
Pg. 22: Discounted cash flow detail
Pg. 23: Distribution discount model detail

Sources: Obsidian filings, investor presentations and Management model received 6/6/2018.
Note: Trading / transaction comparables forecasts normalized for turnarounds each year of projection period as provided by Onyx Management. Discounted cash flow / distribution discount model 2023E forecast normalized for turnarounds, historical 5-year average mid-cycle pricing, long-term capex and average volume as provided by Onyx Management.

TUDOR PICKERING HOLT & CO

24

CONFIDENTIAL IV. Supplemental Analysis

CONFIDENTIAL

Implied Replacement Value of Obsidian's Beaumont Facility

Natgasoline & IFCo Valuation Metrics

Implied Multiples | New Construction of Natgasoline Facility

	EPC	Total Cost
Natgasoline Construction Cost ($MM):	$1,396	$1,760
Adjusted Construction Cost(1) ($MM):	1,693	2,134

Natgasoline Methanol Capacity:		
Annual Methanol Capacity (mtpa)	1,750	

Natgasoline Capacity Multiples:	EPC	Total Cost
Cost / Annual Methanol Capacity ($/mtpa)	$798	$1,006
Cost / Annual Methanol Capacity ($/mtpa) - Adjusted	967	1,219

Implied Multiples | New Construction of IFCo Facility

	EPC	Total Cost
IFCo Construction Cost ($MM):	$2,400	$3,000
Adjusted Construction Cost(2) ($MM):	3,346	4,183

IFCo Ammonia / Other Capacity:		
Annual Urea, UAN, DEF and Ammonia Capacity (mtpa)	2,435	

IFCo Capacity Multiples:	EPC	Total Cost
Cost / Annual Total Capacity ($/mtpa)	$986	$1,232
Cost / Annual Total Capacity ($/mtpa) - Adjusted	1,374	1,718

Common unit price as of 6/14/2018: $10.98

Obsidian Beaumont Implied Value

Implied Valuation | Natgasoline & IFCo Facilities Multiples applied to Obsidian Beaumont Facility Metrics

Obsidian Methanol Capacity:		
Annual Methanol Capacity (mtpa)	913	

Implied Obsidian Methanol Replacement Cost ($MM):	Low	High
Methanol Replacement Value ($MM)	$728	$918
Methanol Replacement Value ($MM) - Adjusted	883	1,113

Obsidian Ammonia Capacity:		
Annual Ammonia Capacity (mtpa)	331	

Implied Obsidian Ammonia Replacement Cost ($MM):	Low	High
Ammonia Replacement Value ($MM)	$326	$408
Ammonia Replacement Value ($MM) - Adjusted	455	569

	Low	High
Total Replacement Value	$1,054	$1,326
Adjusted Total Replacement Value(1)(2)	1,338	$1,681
Less Net Debt	399	399
Implied Equity Value (Low / High Range)	$655	1,282
Adjusted Implied Unit Price (Low / High Range)	$7.53	$14.74

Sources: Onyx and Obsidian filings, investor presentations, Management model received 6/6/2018.
Note: Beaumont facility's original construction year was 1967.
(1) Construction Cost grossed up based on a discount rate of 15.0% and implied life of ~1.38 years based on capex schedule and construction timeline.
(2) Construction Cost grossed up based on a discount rate of 15.0% and implied life of ~2.38 years based on capex schedule and construction timeline.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

26

CONFIDENTIAL V. Additional Analysis as Requested by Obsidian Conflicts Committee

CONFIDENTIAL

Methanex Equity Research Commentary

"We now model $375/t methanol ASP in 2018E ($367/t previously) as we remove our expected ~$30/t declines for June and instead model $25/t drops in July, but cap our mid-year declines from ~$100/t total to ~$70-75/t total before prices level off in Q4. No changes to methanol volumes, and still expect three turnarounds in both 2018 and 2019. We now model 2019E methanol ASP of $346/t versus $337/t previously."

"OCI's Natgasoline plant is expected to start up imminently with spot product expected in the market mid-summer, which is when we begin to model lower methanol prices. It's possible our price forecasts prove conservative though considering"

– BMO Capital Markets (May 31, 2018)

"The gains are mostly based on a stronger price deck through 2019. We have increased the average price in 2018 and 2019 to $388/mt and $370/mt, respectively. This is up from $377/mt for 2018 and $363/mt for 2019."

– Cowen and Company (June 7, 2018)

"Pricing resilient thus far, but expected fade as supply improves—While spot/contract methanol prices have proven more resilient than expected this spring, we remain cautious. Specifically, we point to a basket of international outages as a key factor underpinning this resilience, strength that should dissipate as these plants restart and new greenfield capacity comes online in the US."

– Raymond James (April 27, 2018)

"Our price target is $70 per share, which is based on a 50% weighting on 6x our 2019E EBITDA, which is similar to the multiple on a forward basis observed when methanol prices have been at levels similar to today, and a 50% weighting on 7x our 2019E EBITDA forecast using the 10-year average realized methanol price (a slight premium to Methanex's 10-year average EV/forward EBITDA multiple of ~6.7x)."

– RBC Capital Markets (June 5, 2018)

"Methanol prices have moderated vs. their recent peak in February, but have remained strong to-date in Q2/18. Upcoming maintenance outages in the Middle East/southeast Asia should be supportive in the near-term, but industry forecaster Argus expects a downtrend to emerge in H2/18, reflecting the Natgasoline plant start up, and the impact of new/expanded olefins capacity on the U.S. Gulf Coast on methanol-to-olefins (MTO) economics/operating rates."

– TD Securities (April 27, 2018)

"The main driver near term has been continued strong MTO demand, and rising energy prices (MEOH noted +7% growth in energy related applications Y/Y). We forecast a dip in pricing in 2H18 (2018 avg realized price modelled at $366/ton from $402/ton in 1Q18) as capacity comes online in the US and potential output from Iran."

– UBS Research (April 25, 2018)

	Forecasted Methanol Price (USD/mt)			
Broker	2018E Contract[(1)]	2019E Contract[(1)]	2018E Realized	2019E Realized
BMO Capital Markets	$463	$421	$375	$346
Cowen and Company	--	--	388	370
Raymond James	427	370	366	320
RBC Capital Markets	451	453	383	385
Scotiabank GBM	454	390	385	337
TD Securities	447	407	383	350
UBS Research	--	--	366	--
Broker Median	$451	$407	$383	$348
Obsidian (Base)	$473	$433	$387	$352
Obsidian (Upside)	520	476	425	387
Obsidian (Downside)	426	390	348	317

Source: Wall Street equity research.
(1) Reflects U.S. Gulf Coast or North American contract price.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

28

CONFIDENTIAL

Impact of 2027+ MLP Qualifying Income Change

Illustrative Present Value Calculation | Levered Analysis

Base Case Commodity Prices Illustrative Calculation

	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	Terminal Year
Current 1% Tax Rate Held Constant											
EBITDA	$197	$164	$174	$192	$208	$184	$184	$184	$184	$184	$184
(-) Debt Service	(43)	(35)	(35)	(35)	(34)	(34)	(34)	(34)	(34)	(34)	(34)
(-) D&A[1]	(61)	(57)	(61)	(61)	(61)	(60)	(60)	(60)	(60)	(60)	(60)
Taxable Income	**$93**	**$72**	**$78**	**$96**	**$112**	**$90**	**$90**	**$90**	**$90**	**$90**	**$90**
Tax Rate	*1%*	*1%*	*1%*	*1%*	*1%*	*1%*	*1%*	*1%*	*1%*	*1%*	*1%*
Taxes	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**
1% Tax Rate Through 2026 and Change to 21% 2027+											
EBITDA	$197	$164	$174	$192	$208	$184	$184	$184	$184	$184	$184
(-) Debt Service	(43)	(35)	(35)	(35)	(34)	(34)	(34)	(34)	(34)	(34)	(34)
(-) D&A[1]	(61)	(57)	(61)	(61)	(61)	(60)	(60)	(60)	(60)	(60)	(60)
Taxable Income	**$93**	**$72**	**$78**	**$96**	**$112**	**$90**	**$90**	**$90**	**$90**	**$90**	**$90**
Tax Rate	*1%*	*1%*	*1%*	*1%*	*1%*	*1%*	*1%*	*1%*	*1%*	*21%*	*21%*
Taxes	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**	**($1)**	**($19)**	**($19)**
Change in Taxes	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**($18)**	**($18)**

	2027E	Terminal Year
Terminal CAFD Multiple		7.5x
Terminal Value of Change in Taxes		**($134)**
Cost of Equity	12.5%	12.5%
Present Value of Change in Taxes	**($6)**	**($41)**
Units Outstanding	87.0	87.0
Present Value of Change in Taxes Per Unit	**($0.07)**	**($0.48)**
Total Present Value of Change in Taxes Per Unit		**($0.54)**

Illustrative Present Value Sensitivities

Base Case Commodity Prices

Discount Rate	Terminal CAFD Multiple 6.5x	7.5x	8.5x
11.0%	($0.55)	($0.62)	($0.69)
12.5%	(0.48)	(0.54)	(0.61)
14.0%	(0.42)	(0.48)	(0.53)

Upside Commodity Prices

Discount Rate	Terminal CAFD Multiple 6.5x	7.5x	8.5x
11.0%	($0.80)	($0.90)	($1.01)
12.5%	(0.70)	(0.79)	(0.88)
14.0%	(0.61)	(0.69)	(0.77)

Downside Commodity Prices

Discount Rate	Terminal CAFD Multiple 6.5x	7.5x	8.5x
11.0%	($0.30)	($0.34)	($0.38)
12.5%	(0.26)	(0.30)	(0.33)
14.0%	(0.23)	(0.26)	(0.29)

Low Utilization

Discount Rate	Terminal CAFD Multiple 6.5x	7.5x	8.5x
11.0%	($0.39)	($0.44)	($0.49)
12.5%	(0.34)	(0.39)	(0.43)
14.0%	(0.30)	(0.34)	(0.38)

Methanol Debottlenecking

Discount Rate	Terminal CAFD Multiple 6.5x	7.5x	8.5x
11.0%	($0.65)	($0.73)	($0.82)
12.5%	(0.57)	(0.64)	(0.71)
14.0%	(0.50)	(0.56)	(0.63)

Sources: Management model received 6/6/2018, company filings and investor presentations.
Note: Assumes 21% tax rate from 2027 given methanol no longer qualifying as MLP income. Assumes a 11.0-14.0% equity cost of capital discount rate and 6.5-8.5x exit multiple. 2023E forecast and thereafter normalized for turnarounds, historical 5-year average mid-cycle pricing, long-term capex and average volume as provided by Onyx Management. Assumes methanol $429/ton, ammonia $396/ton, natural gas $3.00/MMBtu, maintenance capex $8MM/year and turnaround reserve $7MM/year as provided by Onyx Management.
(1) Assumes Onyx Management 2018E-2022E annual D&A forecast and Onyx Management normalized D&A forecast for 2023E and thereafter.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

29

CONFIDENTIAL

Additional Financial Analysis Sensitivities

USD / Common Unit | Base Case Commodity Prices


Unaffected: $10.00
Offer: $11.50
Discounted Cash Flow Analysis
Base Case Commodity Prices Status Quo
$10.58
$14.88
2023E Forecast Only Normalized for Turnarounds (Removes Price & Capex Normalization)
$11.60
$16.41
Removes Impact of MLP Qualifying Income Change (2027+)
$11.00
$15.57
Adds Methanol Debottlenecking Project
$11.27
$15.98
Includes All Sensitivities - 2023E Only Turnaround Normalized, Removes Tax Change & Adds Debottlenecking
$12.90
$18.51
Distribution Discount Model Analysis
Base Case Commodity Prices Status Quo
$10.33
$12.83
2023E Forecast Only Normalized for Turnarounds (Removes Price & Capex Normalization)
$11.61
$14.69
Removes Impact of MLP Qualifying Income Change (2027+)
$10.75
$13.53
Adds Methanol Debottlenecking Project
$11.29
$14.09
Includes All Sensitivities - 2023E Only Turnaround Normalized, Removes Tax Change & Adds Debottlenecking
$13.17
$16.92

Pg. 22: Reference for status quo discounted cash flow analysis calculation detail

Pg. 13 & 14: Reference for 2023E forecast normalization assumptions

Pg. 29: Reference for MLP qualifying income change calculation

Pg. 10: Reference for methanol debottlenecking project assumptions

Pg. 23: Reference for status quo distribution discount model analysis calculation detail

Pg. 13 & 14: Reference for 2023E forecast normalization assumptions

Pg. 29: Reference for MLP qualifying income change calculation

Pg. 10: Reference for methanol debottlenecking project assumptions

Sources: Obsidian filings, investor presentations and Management model received 6/6/2018.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

30

About The Firm Tudor, Pickering, Holt & Co. is an integrated energy investment and merchant bank, providing high quality advice and services to institutional and corporate clients. Through the company’s two broker- dealer units, Tudor, Pickering, Holt & Co. Securities, Inc. (TPHCSI) and Tudor Pickering Holt & Co Advisors LP (TPHCA), members FINRA, together with affiliates in the United Kingdom and Canada, the company offers securities and investment banking services to the energy community. Perella Weinberg Partners Capital Management LP is an SEC registered investment adviser that delivers a suite of energy investment strategies. The firm, headquartered in Houston, Texas, has approximately 170 employees and offices in Calgary, Canada; Denver, Colorado; New York, New York; and London, England. Contact Us Houston (Research, Sales and Trading): 713-333-2960 Houston (Investment Banking): 713-333-7100 Houston (Asset Management): 713-337-3999 Denver (Sales): 303-300-1900 Denver (Investment Banking): 303-300-1900 New York (Investment Banking): 212-610-1660 New York (Research, Sales): 212-610-1600 London: +011 44(0) 20 7268 2800 Calgary: 403-705-7830 www.TPHco.com Copyright 2018 — Tudor, Pickering, Holt & Co. CONFIDENTIAL Disclosure Statement Tudor, Pickering, Holt & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you (and your employees, representatives and other agents) may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, with no limitations imposed by Tudor, Pickering, Holt & Co. The information contained herein is confidential (except for information relating to United States tax issues) and may not be reproduced in whole or in part. Tudor, Pickering, Holt & Co. assumes no responsibility for independent verification of third-party information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by, reviewed or discussed with the managements of your company and/ or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). These materials were designed for use by specific persons familiar with the business and the affairs of your company and Tudor, Pickering, Holt & Co. materials. Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of any offer to buy, any security. Prior to making any trade, you should discuss with your professional tax, accounting, or regulatory advisers how such particular trade(s) affect you. This brief statement does not disclose all of the risks and other significant aspects of entering into any particular transaction. Tudor, Pickering, Holt & Co. operates in the United Kingdom under the trading name Perella Weinberg Partners UK LLP (authorized and regulated by the Financial Conduct Authority), and in Canada through its affiliate, Tudor, Pickering, Holt & Co. Securities – Canada, ULC, located in Calgary, Alberta.